Exhibit 99.1

QVC Group Emergence Press Release

QVC Group Announces Successful Completion of Financial Restructuring Process
and Leadership Transition Plan

Company Emerges From Chapter 11 With Stronger Balance Sheet to Accelerate Growth
and Continue Driving the Future of Live Social Shopping

David Rawlinson, President and CEO of QVC Group Since 2021,
to Step Down and Facilitate Leadership Transition

Industry Veteran Mike George Appointed Chair of the Board of Directors
and Interim Chief Executive Officer

WEST CHESTER, Pa., August 6, 2026 -- QVC Group, Inc. (“QVC Group” or the “Company”) today announced that it has successfully completed its financial restructuring and emerged from the U.S. Chapter 11 process. With total debt reduced by more than $5 billion and access to a new $600 million asset-based lending facility led by funds managed by Strategic Value Partners, LLC and its affiliates (together, “SVP”) and Oaktree Capital, the Company, whose common stock has been approved for trading on Nasdaq under the symbol “QVCG,” is well positioned to accelerate growth under a new leadership team and expand its position in live social shopping across social platforms, streaming apps, ecommerce sites, retail stores and television networks.

In conjunction with the Company’s successful completion of and emergence from its financial restructuring process, President and CEO David Rawlinson is stepping down and will be succeeded by industry veteran Mike George as Interim Chief Executive Officer and Chair of the Board of Directors, effective immediately.

“It has been a privilege to lead QVC Group over the past five years, and I am incredibly proud of the resilience, commitment and execution our teams have demonstrated throughout that time,” said Mr. Rawlinson. “I am grateful to our team, customers, partners and stakeholders for their trust, support and partnership. Together, we built exciting momentum on new platforms, earned recognition as a TikTok Shop Seller of the Year for 2025 and exponentially grew the reach of our streaming business, all while resetting our financial base. Now, as I step down, I can think of no one better qualified to lead QVC Group than Mike George. Mike's industry knowledge, sound judgment and character make him the right leader to position the Company well for continued success.”

“I am energized by the opportunity to return to QVC Group at such an important moment in its journey,” said Mr. George. “I am excited to work closely with the new Board and current management team, and to reconnect with our team members, building upon the strong foundation that has been established. Together, we will continue to create innovative shopping experiences for customers and evolve the business to capture value for all of our stakeholders as the Board searches for a permanent CEO.”

Since joining QVC Group in 2021, Mr. Rawlinson led the Company through a period of significant transformation, including launching its WIN Growth Strategy, spearheading its expansion into live social shopping and successfully guiding QVC Group through its Chapter 11 restructuring process, establishing a stronger financial foundation to drive the Company’s long-term success.

Mr. Rawlinson continued, “My goals when joining QVC Group involved navigating two complex phases. The first was stabilizing the Company amid significant challenges, which included cord cutting, global tariffs that deeply impacted the retail industry and a major warehouse fire that affected our global operations. The second was establishing new growth platforms while reducing the Company’s significant debt burden. After successfully accomplishing both objectives, I believe it is the right time for me to step aside and pursue other transformative opportunities.”

NEW LEADERSHIP AND BOARD OF DIRECTORS

Mr. George brings decades of leadership experience in retail, ecommerce and consumer engagement, including almost 16 years as President and Chief Executive Officer of QVC Group (formerly Qurate Retail Group). He currently sits on the Boards of AutoZone and Ralph Lauren, serves on the Executive Committee and is past Chair of the National Retail Federation, and Chairs the Board of the National Constitution Center. Prior to QVC Group, Mr. George held leadership roles at Dell and McKinsey & Company, where he led the firm’s North American Retail Practice. His deep understanding of QVC Group’s business, customers and culture, combined with his extensive leadership experience, positions him well to lead the Company during this transition period.

The Company also announced the appointment of a new Board of Directors, composed of eight directors, each of whom brings years of experience, relevant expertise and fresh perspectives to QVC Group.

The appointed directors are:

•	Mike George, Chair of the Board, and Interim Chief Executive Officer of QVC Group;

•	David Charles Boone, Chief Executive Officer of The Michaels Companies and former Interim Chief Executive Officer of Essendant and former Chief Executive Officer of Staples Canada;

•	Nicolas Le Bourgeois, former leader of TikTok Shop in the United States and former Amazon executive;

•	Jason Lee Horowitz, former Global Head of Marketing and Media at Mattel;

•	James A. Marcum, Executive Chair and former Chief Executive Officer of David’s Bridal and a seasoned retail executive;

•	Ann Mather, former Chief Financial Officer of Pixar and experienced public company director, including service on the Boards of Netflix, Alphabet, Airbnb and Pattern Group, and as Board Chair of Bumble;

•	Richard Andrew Mayfield, Senior Advisor at McKinsey and former Executive Vice President and Chief Financial Officer of Walmart International; and

•	Jonathan Seth Zinman, Managing Member of JZ Advisors LLC and former Managing Director at Silver Point Capital.

The Company’s current executive leadership team will remain in place and partner closely with Mr. George and other key stakeholders to accelerate the Company’s path forward.

Mr. George added, “On behalf of the new Board, I want to thank David for his leadership, vision and many contributions to QVC Group. We are grateful for his dedication and service, and wish him every success in the future.”

Advisors

Kirkland & Ellis LLP and Gray Reed served as legal counsel, Evercore Group L.L.C. served as financial advisor, AlixPartners, LLP served as restructuring advisor, and Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor to QVC Group, Inc. (f/k/a QVC, Inc.) and Old QVC Group, Inc. (f/k/a QVC Group, Inc.).

Davis Polk & Wardwell LLP and Porter Hedges LLP served as legal counsel and PJT Partners LP served as financial advisor to an ad hoc group of noteholders of QVC Inc.

Simpson Thacher & Bartlett LLP and Howley Law PLLC served as legal counsel and Lazard Frères & Co. LLC served as financial advisor to a revolving credit facility lender group of QVC Inc.

Akin Gump Strauss Hauer & Feld LLP served as legal counsel and Centerview Partners LLC served as financial advisor to an ad hoc group of noteholders of Liberty Interactive (LINTA).

Forward-Looking Statements

This press release includes certain forward-looking statements, including statements regarding the Company’s business, product and marketing strategies (including its WIN Growth Strategy) and their expected benefits, future liquidity and sources and uses of financing, future financial performance and prospects, the commencement of trading of the Company’s common stock on Nasdaq, the search for a permanent Chief Executive Officer and other matters that are not historical facts. You can identify some of these forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. You should not place undue reliance on these forward-looking statements made in this press release. These forward-looking statements involve many risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such statements, including: the Company’s ability to successfully implement its WIN Growth Strategy and other business strategies and initiatives; the commencement of trading of the Company’s common stock on Nasdaq; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders and on the Company’s liquidity and results of operations, including increased legal and other professional costs incurred in connection with the restructuring process; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Takeback Notes Indenture, the Term Loan Credit Agreement, the Exit ABL Credit Agreement and other financing arrangements; employee attrition and the Company’s ability to attract and retain senior management, including a permanent Chief Executive Officer, and other key personnel; general market conditions, including as a result of tariff volatility and uncertainty; competitive issues; regulatory matters affecting the Company’s businesses; changes in law and government regulations; the Company’s ability to continue as a going concern; the effects of impairment losses; issues impacting the global supply chain and labor market; and use of social media and influencers. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q, for additional information about the Company and about the risks and uncertainties related to its business, which may affect the statements made in this press release.

About QVC Group, Inc.

QVC Group, Inc. is a Fortune 500 company with six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® – and other minority interests (collectively, “QVC GroupSM”). QVC GroupSM is a live social shopping company that redefines the shopping experience through video-driven commerce on every screen, from smartphones and tablets to laptops and TVs. QVC Group brings innovative products, compelling content, and unforgettable moments to millions of shoppers worldwide via social platforms, streaming apps, ecommerce sites and TV channels, making every screen a doorway to discovery, delight and community.

QVC Group reaches more than 200 million homes worldwide via 15 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and FAST and other digital livestreaming TV. The retailer also reaches millions of customers via TikTok Shop (with 10 live channels), the QVC+ and HSN+ streaming experience, Facebook, Instagram, YouTube, Pinterest, websites, mobile apps, print catalogs, and in-store destinations.

Headquartered in West Chester, Pa., QVC Group has team members in the U.S., the U.K., Germany, Japan, Italy, Poland and China. For more information, visit qvcgrp.com, follow QVC Group on YouTube, or search “QVC Group” on LinkedIn.

Effective August 4, 2026, the company formerly known as QVC Group, Inc. changed its name to Old QVC Group, Inc., and effective August 6, 2026, QVC, Inc. changed its name to QVC Group, Inc. As a result, the names ‘QVC Group,’ ‘the Company,’ ‘QVC, Inc.’ and ‘Old QVC Group’ are used interchangeably in this press release depending on the period being referenced.

Contacts

Media Inquiries:

QVC Group Media Relations

media.relations@qvc.com

Meaghan Repko / Michael Freitag / Richard M. Goldman

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449

QVCmediainquiries@joelefrank.com

Investor Inquiries:

investor@qvcgrp.com